NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

1 of 15

JANUARY 25, 2016	GERMAN AMERICAN BANCORP, INC. (GABC) POSTS 6th CONSECUTIVE YEAR OF RECORD ANNUAL EARNINGS
Jasper, Indiana: January 25, 2016 -- German American Bancorp, Inc. (NASDAQ: GABC) reported that the Company has achieved record earnings for the year ended on December 31, 2015, marking the 6th consecutive year that the Company has attained this level of performance. This record financial performance in 2015 continues a trend of exceptional performance by German American, as the Company has consistently delivered double-digit returns on shareholders’ equity over the course of the past decade.
The Company’s 2015 net income of $30.1 million, or $2.27 per share, was an increase of approximately 6%, on a per share basis, over its previous record annual net income of $28.3 million, or $2.14 per share, reported in 2014. Fourth quarter earnings in the current year of $7.7 million, or $0.58 per share, were comparable to 2014 fourth quarter results of $7.6 million, which also equated to $0.58 per share.
The 2015 record performance was largely attributable to a $1.2 million increased level of net interest income, driven primarily by a higher level of average loans outstanding, as 2015 year-end loans outstanding increased by approximately 8% from the prior year-end level. The Company also experienced improved non-interest income during the current year, including a $1.1 million increase in the net gains on the sale of residential mortgage loans, and an approximately $500,000 increase in revenue from the Company’s insurance, trust, and investment services operations. Additionally, German American experienced a further reduced level of provision for loan loss, as the Company’s historic strong asset quality continued to show improvement in 2015.
Commenting on the Company’s continuation of record financial performance in 2015, Mark A. Schroeder, German American’s Chairman & CEO, stated, "The relative level of employment within our markets in 2015 remained among the strongest in the state, and compared favorably to national statistics. A testament to the local business environment, this combination of economic strength and stability within our markets in 2015 afforded us the opportunity, as a banking organization, to provide our clients with a wide array of financial products and services. Most notable was the continued growth, over the past year, within our loan portfolio, which was accomplished while still maintaining the level of superb asset quality that has been a consistent contributor to German American’s strong financial performance throughout the course of the past decade.
Our ability to continue the trend of long-term success in 2015 was only possible because of our clients, both local businesses and consumers, continued acceptance of our offerings of financial products and services, our staff’s dedication toward making good on our pledge of exceptional customer service, and our shareholders' unwavering willingness to invest in our Company. We thank each of these groups for the privilege of assisting them in the achievement of their personal goals and objectives.”

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 15

As previously announced, the Company is increasing the level of its regular quarterly cash dividend, having declared a regular quarterly cash dividend of $0.18 per share, which will be payable on February 20, 2016 to shareholders of record as of January 29, 2016. This level of regular quarterly cash dividend represents approximately a 6% increase above the Company’s prior quarterly cash dividend level.

Balance Sheet Highlights

Total assets for the Company increased to $2.374 billion at December 31, 2015, representing an increase of $136.6 million, or 6%, compared with December 31, 2014. The increase during 2015 was largely attributable to growth of the Company’s loan portfolio from throughout its footprint. December 31, 2015 loans outstanding increased by $50.8 million, or 13% on an annualized basis, compared with September 30, 2015, and increased $116.1 million, or 8%, compared to year-end 2014.

End of Period Loan Balances	12/31/2015	9/30/2015	12/31/2014
(dollars in thousands)

Commercial & Industrial Loans	$418,154	$404,946	$380,079
Commercial Real Estate Loans	618,788	600,688	583,086
Agricultural Loans	246,886	236,619	216,774
Consumer Loans	147,931	138,387	134,847
Residential Mortgage Loans	136,316	136,645	137,204
	$1,568,075	$1,517,285	$1,451,990

Non-performing assets totaled $3.5 million at December 31, 2015 compared to $5.5 million of non-performing assets at September 30, 2015 and $6.5 million at December 31, 2014. Non-performing assets represented 0.15% of total assets at December 31, 2015 compared to 0.24% of total assets at September 30, 2015 and 0.29% of total assets at December 31, 2014. Non-performing loans totaled $3.3 million at December 31, 2015 compared to $5.3 million at September 30, 2015 and $6.1 million of non-performing loans at December 31, 2014. Non-performing loans represented 0.21% of total loans at December 31, 2015 compared to 0.35% at September 30, 2015 and 0.42% at December 31, 2014.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 15

Non-performing Assets
(dollars in thousands)
	12/31/2015	9/30/2015	12/31/2014
Non-Accrual Loans	$3,143	$5,326	$5,970
Past Due Loans (90 days or more)	143	10	140
Total Non-Performing Loans	3,286	5,336	6,110
Other Real Estate	169	123	356
Total Non-Performing Assets	$3,455	$5,459	$6,466

Restructured Loans	$2,203	$2,309	$2,726

The Company’s allowance for loan losses totaled $14.4 million at December 31, 2015 compared to $14.8 million at September 30, 2015 representing a decline of $332,000, or 9% on an annualized basis, and a decline of $491,000, or 3%, compared with December 31, 2014. The allowance for loan losses represented 0.92% of period-end loans at December 31, 2015 compared with 0.98% of period-end loans at September 30, 2015 and 1.03% of period-end loans at December 31, 2014. Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller. The Company held a discount on acquired loans of $3.0 million as of December 31, 2015, $3.1 million at September 30, 2015 and $4.1 million at December 31, 2014.

Total deposits increased $22.5 million, or 5% on annualized basis, as of December 31, 2015 compared with September 30, 2015 total deposits and increased $46.6 million, or 3%, compared with year-end 2014.

End of Period Deposit Balances	12/31/2015	9/30/2015	12/31/2014
(dollars in thousands)

Non-interest-bearing Demand Deposits	$465,357	$418,947	$428,016
IB Demand, Savings, and MMDA Accounts	1,054,983	1,039,520	1,018,320
Time Deposits < $100,000	186,859	194,408	198,916
Time Deposits > $100,000	119,177	150,960	134,509
	$1,826,376	$1,803,835	$1,779,761

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 15

Results of Operations Highlights - Year ended December 31, 2015

Net income for the year ended December 31, 2015 totaled $30,064,000 or $2.27 per share, an increase of $1,720,000, or approximately 6% on a per share basis, from the year ended December 31, 2014 net income of $28,344,000 or $2.14 per share.

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Year Ended December 31, 2015			Year Ended December 31, 2014

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$19,187	$13	0.07%	$14,056	$12	0.09%
Securities	634,232	18,018	2.84%	625,106	17,130	2.74%
Loans and Leases	1,483,752	67,109	4.52%	1,406,000	65,896	4.69%
Total Interest Earning Assets	$2,137,171	$85,140	3.98%	$2,045,162	$83,038	4.06%

Liabilities
Demand Deposit Accounts	$430,312			$408,836
IB Demand, Savings, and
MMDA Accounts	$1,045,079	$1,343	0.13%	$1,038,243	$1,294	0.12%
Time Deposits	350,522	2,633	0.75%	336,269	2,834	0.84%
FHLB Advances and Other Borrowings	178,767	2,092	1.17%	160,101	1,919	1.20%
Total Interest-Bearing Liabilities	$1,574,368	$6,068	0.39%	$1,534,613	$6,047	0.39%

Cost of Funds			0.28%			0.30%
Net Interest Income		$79,072			$76,991
Net Interest Margin			3.70%			3.76%

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 15

During the year ended December 31, 2015, net interest income totaled $75,552,000 representing an increase of $1,213,000 or 2% from the year ended December 31, 2014 net interest income of $74,339,000. The tax equivalent net interest margin for the year ended December 31, 2015 was 3.70% compared to 3.76% in 2014. The decline in the net interest margin in 2015 compared with 2014 was largely attributable to the continued downward pressure on earning asset yields being driven by the low market interest rate environment and a competitive marketplace for lending opportunities. Partially mitigating the decline in earning asset yields was a year over year decline in the Company's cost of funds. Accretion of loan discounts on acquired loans contributed approximately 4 basis points to the net interest margin in 2015 compared with approximately 6 basis points in 2014.

The Company recorded no provision for loan loss during 2015 compared with $150,000 during the year ended December 31, 2014.

During the year ended December 31, 2015, non-interest income increased approximately 15% from the year ended December 31, 2014.

	Year Ended	Year Ended
Non-interest Income	12/31/2015	12/31/2014
(dollars in thousands)

Trust and Investment Product Fees	$3,957	$3,675
Service Charges on Deposit Accounts	4,826	4,829
Insurance Revenues	7,489	7,255
Company Owned Life Insurance	846	826
Interchange Fee Income	2,127	1,961
Other Operating Income	4,515	2,018
Subtotal	23,760	20,564
Net Gains on Loans	2,959	1,892
Net Gains on Securities	725	1,481
Total Non-interest Income	$27,444	$23,937

Trust and investment product fees increased $282,000, or 8%, during 2015 compared with 2014 primarily due to growth in assets under management within the Company's trust advisory group.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 15

Other operating income increased $2,497,000 during 2015 compared with 2014. The donation of a building and accompanying real estate to an economic development foundation in one of the Company's market areas that had a net book value of approximately $360,000 and an estimated fair value of approximately $1.75 million resulted in a net gain on the disposition of fixed assets of approximately $1.4 million. This disposition gain combined with increased fees associated with swap transactions with loan customers were the primary drivers of the increased other operating income in 2015 compared with 2014.

Net gains on sales of loans increased $1,067,000, or 56%, during 2015 compared with 2014. Loan sales totaled $132.6 million during 2015 compared with $99.4 million during 2014. During 2015, the Company realized net gains on the sale of securities of $725,000 related to the sale of approximately $18.3 million of securities. During 2014, the Company realized net gains on the sale of securities of $1,481,000 related to the sale of $58.7 million of securities.

During the year ended December 31, 2015, non-interest expense increased approximately $3,613,000, or 6%, compared with the year ended December 31, 2014.

	Year Ended	Year Ended
Non-interest Expense	12/31/2015	12/31/2014
(dollars in thousands)

Salaries and Employee Benefits	$35,042	$32,710
Occupancy, Furniture and Equipment Expense	6,812	7,047
FDIC Premiums	1,144	1,113
Data Processing Fees	3,541	3,675
Professional Fees	2,661	2,294
Advertising and Promotion	3,669	1,977
Intangible Amortization	790	1,254
Other Operating Expenses	7,667	7,643
Total Non-interest Expense	$61,326	$57,713

Salaries and benefits increased $2,332,000, or 7%, during 2015 compared with 2014. The increase in salaries and benefits during 2015 compared with 2014 was attributable to increased costs associated with the Company's partially self insured health insurance plan, costs related to the Company's long-term equity and short-term cash incentive compensation plans and variable compensation related to an increased level of secondary market mortgage loan production and insurance revenues.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 15

Professional fees increased $367,000, or 16%, during 2015 compared with 2014. The increase was largely attributable to professional fees associated with the pending acquisition of River Valley Bancorp by the Company.

Advertising and promotion expense increased $1,692,000 during 2015 compared with 2014. The increase was primarily due to the aforementioned donation of a building and accompanying real estate to an economic development foundation in one of the Company's market areas.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 15

Results of Operations Highlights – Quarter ended December 31, 2015

Net income for the quarter ended December 31, 2015 totaled $7,712,000, or $0.58 per share, compared with the third quarter 2015 net income of $7,721,000, or $0.58 per share, and the fourth quarter 2014 net income $7,644,000 or $0.58 per share.

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	December 31, 2015			September 30, 2015			December 31, 2014

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$17,502	$3	0.07%	$22,155	$3	0.06%	$15,737	$4	0.10%
Securities	639,352	4,697	2.94%	629,470	4,541	2.89%	625,085	4,361	2.79%
Loans and Leases	1,540,491	17,294	4.46%	1,492,772	16,796	4.47%	1,437,071	16,908	4.67%
Total Interest Earning Assets	$2,197,345	$21,994	3.98%	$2,144,397	$21,340	3.96%	$2,077,893	$21,273	4.07%

Liabilities
Demand Deposit Accounts	$444,951			$428,380			$428,914
IB Demand, Savings, and
MMDA Accounts	$1,080,603	$357	0.13%	$1,027,035	$329	0.13%	$1,055,393	$334	0.13%
Time Deposits	344,820	617	0.71%	355,853	658	0.73%	337,613	696	0.82%
FHLB Advances and Other Borrowings	183,603	611	1.32%	200,831	573	1.13%	141,779	471	1.32%
Total Interest-Bearing Liabilities	$1,609,026	$1,585	0.39%	$1,583,719	$1,560	0.39%	$1,534,785	$1,501	0.39%

Cost of Funds			0.29%			0.29%			0.29%
Net Interest Income		$20,409			$19,780			$19,772
Net Interest Margin			3.69%			3.67%			3.78%

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 15

During the quarter ended December 31, 2015, net interest income totaled $19,438,000 representing an increase of $579,000, or 3%, from the quarter ended September 30, 2015 net interest income of $18,859,000 and an increase of $407,000, or 2%, compared with the quarter ended December 31, 2014 net interest income of $19,031,000. The tax equivalent net interest margin for the quarter ended December 31, 2015 was 3.69% compared with 3.67% in the third quarter of 2015 and 3.78% in fourth quarter of 2014. The increase in the net interest margin in fourth quarter of 2015 compared with the third quarter of 2015 was primarily attributable to a higher level of prepayment fees on commercial real estate loans and commercial leases that were received during the fourth quarter of 2015. These prepayment fees contributed approximately 9 basis points on an annualized basis to the net interest margin during the fourth quarter of 2015. Accretion of loan discounts on acquired loans contributed approximately 2 basis points to the net interest margin on an annualized basis in the fourth quarter of 2015, 2 basis points in the third quarter of 2015, and 8 basis points in the fourth quarter of 2014.

During the quarter ended December 31, 2015 the Company recorded no provision for loan loss compared with a negative $500,000 provision for loan loss in the third quarter of 2015 and a negative provision of $400,000 in the fourth quarter of 2014.

During the quarter ended December 31, 2015, non-interest income totaled $6,424,000, a decrease of $1,333,000 or 17%, compared with the quarter ended September 30, 2015, and an increase of $707,000, or 12%, compared with the fourth quarter of 2014.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	12/31/2015	9/30/2015	12/31/2014
(dollars in thousands)

Trust and Investment Product Fees	$983	$1,051	$947
Service Charges on Deposit Accounts	1,232	1,237	1,277
Insurance Revenues	1,677	1,752	1,478
Company Owned Life Insurance	229	205	223
Interchange Fee Income	534	547	494
Other Operating Income	1,174	2,134	439
Subtotal	5,829	6,926	4,858
Net Gains on Loans	595	831	417
Net Gains on Securities	—	—	442
Total Non-interest Income	$6,424	$7,757	$5,717

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

10 of 15

Other operating income decreased $960,000 during the quarter ended December 31, 2015 compared with the third quarter of 2015 and increased $735,000 compared with the fourth quarter of 2014. The previously discussed donation of a building and accompanying real estate that occurred during the third quarter of 2015 was the primary driver that resulted in the decline in other operating income. Partially mitigating this decline was an increased level of gain on the disposition of leased equipment and an increase in the Company's lender risk reserve account that results from the Company's participation in the mortgage purchase program with the Federal Home Loan Bank of Indianapolis. The increase in other operating income in fourth quarter 2015 compared with the same quarter of 2014 was primarily attributable to the previously mentioned disposition of leased equipment and an increase in the Company's lender risk reserve account with the Federal Home Loan Bank of Indianapolis

Net gains on sales of loans decreased $236,000, or 28%, during the fourth quarter of 2015 compared with the third quarter of 2015 and increased $178,000 or 43% compared with the fourth quarter of 2014. Loan sales totaled $21.9 million during the fourth quarter of 2015, compared with $39.1 million during the third quarter of 2015 and $27.1 million during the fourth quarter of 2014.

The Company realized no gains on sales of securities during the third or fourth quarters of 2015 compared with a net gain on the sale of securities of $442,000 in the fourth quarter of 2014.

During the quarter ended December 31, 2015, non-interest expense totaled $15,212,000, a decrease of $1,754,000, or 10%, compared with the quarter ended September 30, 2015, and an increase of $810,000, or 6%, compared with the fourth quarter of 2014.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	12/31/2015	9/30/2015	12/31/2014
(dollars in thousands)

Salaries and Employee Benefits	$8,960	$8,998	$8,425
Occupancy, Furniture and Equipment Expense	1,663	1,761	1,799
FDIC Premiums	294	284	285
Data Processing Fees	933	901	783
Professional Fees	588	787	533
Advertising and Promotion	544	2,198	342
Intangible Amortization	160	183	279
Other Operating Expenses	2,070	1,854	1,956
Total Non-interest Expense	$15,212	$16,966	$14,402

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

11 of 15

Advertising and promotion decreased $1,654,000 during the quarter ended December 31, 2015 compared with the third quarter of 2015. The primary driver of the increase in advertising and promotion was the recognition of a $1,750,000 contribution expense related to the donation of a building and accompanying real estate to an economic development foundation.

The Company’s effective income tax rate was 27.6% in the quarter ended December 31, 2015, 23.9% during the quarter ended September 30, 2015 and 28.9% during the quarter ended December 31, 2014. The lower effective tax rate during third quarter of 2015 compared with the fourth quarter of 2015 was primarily impacted by the aforementioned donation of a building and accompanying real estate, the overall percentage change in revenue generated from tax-advantaged sources, and the timing of the reversal of certain deferred tax items.

About German American

German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) financial services holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bancorp, operates 37 banking offices in 13 southern Indiana counties. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

12 of 15

Cautionary Note Regarding Forward-Looking Statements

The Company’s statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, descriptions of the levels of loan and banking service demand and economic strength that management is seeing in its geographical banking footprint.  Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors that could cause actual experience to differ from the expectations implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and other risk factors expressly identified in the Company’s filings with the United States Securities and Exchange Commission.  Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company.  Readers are cautioned not to place undue reliance on these forward-looking statements.  It is intended that these forward-looking statements speak only as of the date they are made.  We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	December 31, 2015	September 30, 2015	December 31, 2014
ASSETS
Cash and Due from Banks	$36,062	$39,998	$33,481
Short-term Investments	15,947	22,140	8,965
Interest-bearing Time Deposits with Banks	—	100	100
Investment Securities	637,935	625,239	631,179

Loans Held-for-Sale	10,762	6,410	6,311

Loans, Net of Unearned Income	1,564,347	1,513,580	1,447,982
Allowance for Loan Losses	(14,438)	(14,770)	(14,929)
Net Loans	1,549,909	1,498,810	1,433,053

Stock in FHLB and Other Restricted Stock	8,571	8,167	7,040
Premises and Equipment	37,817	37,905	39,930
Goodwill and Other Intangible Assets	21,819	21,979	22,610
Other Assets	54,879	52,462	54,430
TOTAL ASSETS	$2,373,701	$2,313,210	$2,237,099

LIABILITIES
Non-interest-bearing Demand Deposits	$465,357	$418,947	$428,016
Interest-bearing Demand, Savings, and Money Market Accounts	1,054,983	1,039,520	1,018,320
Time Deposits	306,036	345,368	333,425
Total Deposits	1,826,376	1,803,835	1,779,761

Borrowings	273,323	239,072	206,064
Other Liabilities	21,654	22,951	22,450
TOTAL LIABILITIES	2,121,353	2,065,858	2,008,275

SHAREHOLDERS' EQUITY
Common Stock and Surplus	123,424	123,112	121,876
Retained Earnings	125,112	119,656	104,058
Accumulated Other Comprehensive Income	3,812	4,584	2,890
TOTAL SHAREHOLDERS' EQUITY	252,348	247,352	228,824

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,373,701	$2,313,210	$2,237,099

END OF PERIOD SHARES OUTSTANDING	13,278,824	13,273,349	13,215,800

BOOK VALUE PER SHARE	$19.00	$18.64	$17.31

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Year Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
INTEREST INCOME
Interest and Fees on Loans	$17,202	$16,702	$16,831	$66,740	$65,597
Interest on Short-term Investments and Time Deposits	3	3	4	13	12
Interest and Dividends on Investment Securities	3,818	3,714	3,697	14,867	14,777
TOTAL INTEREST INCOME	21,023	20,419	20,532	81,620	80,386

INTEREST EXPENSE
Interest on Deposits	974	987	1,030	3,976	4,128
Interest on Borrowings	611	573	471	2,092	1,919
TOTAL INTEREST EXPENSE	1,585	1,560	1,501	6,068	6,047

NET INTEREST INCOME	19,438	18,859	19,031	75,552	74,339
Provision for Loan Losses	—	(500)	(400)	—	150
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	19,438	19,359	19,431	75,552	74,189

NON-INTEREST INCOME
Net Gain on Sales of Loans	595	831	417	2,959	1,892
Net Gain on Securities	—	—	442	725	1,481
Other Non-interest Income	5,829	6,926	4,858	23,760	20,564
TOTAL NON-INTEREST INCOME	6,424	7,757	5,717	27,444	23,937

NON-INTEREST EXPENSE
Salaries and Benefits	8,960	8,998	8,425	35,042	32,710
Other Non-interest Expenses	6,252	7,968	5,977	26,284	25,003
TOTAL NON-INTEREST EXPENSE	15,212	16,966	14,402	61,326	57,713

Income before Income Taxes	10,650	10,150	10,746	41,670	40,413
Income Tax Expense	2,938	2,429	3,102	11,606	12,069

NET INCOME	$7,712	$7,721	$7,644	$30,064	$28,344

BASIC EARNINGS PER SHARE	$0.58	$0.58	$0.58	$2.27	$2.15
DILUTED EARNINGS PER SHARE	$0.58	$0.58	$0.58	$2.27	$2.14

WEIGHTED AVERAGE SHARES OUTSTANDING	13,275,915	13,265,893	13,211,120	13,255,002	13,202,822
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	13,280,058	13,273,510	13,232,607	13,258,916	13,223,178

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended			Year Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
		2015	2015	2014	2015	2014
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.33%	1.36%	1.39%	1.33%	1.31%
	Annualized Return on Average Equity	12.36%	12.75%	13.60%	12.47%	13.21%
	Net Interest Margin	3.69%	3.67%	3.78%	3.70%	3.76%
	Efficiency Ratio (1)	56.69%	61.61%	56.50%	57.57%	57.18%
	Net Overhead Expense to Average Earning Assets (2)	1.60%	1.72%	1.67%	1.59%	1.65%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.09%	—%	0.07%	0.03%	(0.01)%
	Allowance for Loan Losses to Period End Loans	0.92%	0.98%	1.03%
	Non-performing Assets to Period End Assets	0.15%	0.24%	0.29%
	Non-performing Loans to Period End Loans	0.21%	0.35%	0.42%
	Loans 30-89 Days Past Due to Period End Loans	0.22%	0.24%	0.25%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$2,327,377	$2,274,034	$2,204,947	$2,267,555	$2,170,761
	Average Earning Assets	$2,197,345	$2,144,397	$2,077,893	$2,137,171	$2,045,162
	Average Total Loans	$1,540,491	$1,492,772	$1,437,071	$1,483,752	$1,406,000
	Average Demand Deposits	$444,951	$428,380	$428,914	$430,312	$408,836
	Average Interest Bearing Liabilities	$1,609,026	$1,583,719	$1,534,785	$1,574,368	$1,534,613
	Average Equity	$249,661	$242,307	$224,885	$241,017	$214,496

	Period End Non-performing Assets (3)	$3,455	$5,459	$6,466
	Period End Non-performing Loans (4)	$3,286	$5,336	$6,110
	Period End Loans 30-89 Days Past Due (5)	$3,460	$3,634	$3,632

	Tax Equivalent Net Interest Income	$20,409	$19,780	$19,772	$79,072	$76,991
	Net Charge-offs during Period	$332	$(12)	$263	$491	$(195)

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.